UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 7, 2010

Banks.com, Inc.

(Exact Name of Registrant as Specified in Charter)

Florida	001-33074	59-3234205
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

222 Kearny Street, Suite 550

San Francisco, CA 94108

(Address of Principal Executive Offices, including Zip Code)

(415) 962-9700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into Material Definitive Agreement.

Effective December 7, 2010, Banks.com, Inc., a Florida corporation (the “Company”) entered into a sale-leaseback arrangement with Domain Capital, LLC, consisting of an agreement (the “Assignment Agreement”) to assign its domain name, Banks.com (the “Domain”), to Domain Capital in exchange for $600,000 in cash and a Lease Agreement (the “Lease Agreement”) to lease back the Domain from Domain Capital for a five year term. At the same time, the parties also entered into an Exclusive Option to Purchase (the “Option”) whereby Domain Capital granted the Company an option to purchase the Domain for a nominal amount at the end of the lease. The Company anticipates utilizing the proceeds for working capital needs, and to fund a small tax services related acquisition.

The Lease Agreement was effective as of the close of the assignment of the Domain and provides for monthly rent payments of $14,273.96. The Lease Agreement provides for customary events of default, including, among other things, nonpayment, failure to comply with the other agreements in the Lease Agreement within certain specified periods of time, and events of bankruptcy, insolvency and reorganization. The Company may pre-pay the balance of the lease payments at any time by paying to Domain Capital the pre-payment amount as described in the Lease Agreement, provided that if certain events of default have occurred and are continuing, the Company must exercise its right to pre-pay within 15 days following its receipt of notice of such default from Domain Capital and must also pay any then outstanding lease payments (the “Prepayment Option”). The Company agreed to indemnify Domain Capital against certain liabilities, including those arising from Lessee’s operation of the Domain.

Pursuant to the Option, the Company may repurchase the Domain for a nominal amount upon the earlier of (1) the expiration of the term of the Lease Agreement, provided that no event of default has occurred and is continuing under the Lease Agreement or (2) the Company’s exercise of its Prepayment Option. The Option also provides for and the Company intends to file a Uniform Commercial Code financing statement in order to provide notice to third parties of Domain Capital’s obligations under the Option.

The foregoing description of the sale-leaseback transaction is not complete and is qualified in its entirety by reference to the full text of the Assignment Agreement, the Lease Agreement and the Option Agreement, which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

In reviewing the agreements included as exhibits to this report, please remember they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about the Company, its subsidiaries or other parties to the agreements. The agreements contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. The Company acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Form 8-K not misleading. Additional information about the Company may be found elsewhere in this report and the Company’s other public files, which are available without charge through the SEC’s website at http://www.sec.gov.

The exhibits listed below are being furnished with this Form 8-K.

Exhibit Number	Description

10.1	Agreement for assignment of Domain Name, dated effective December 7, 2010, between the Company and Domain Capital, LLC

10.2	Lease Agreement for Domain Name, dated effective December 7, 2010, between the Company and Domain Capital, LLC

10.3	Exclusive Option to Purchase Domain Name, dated effective December 7, 2010, between the Company and Domain Capital, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Banks.com, Inc.

Date: December 13, 2010	By:	/S/ DANIEL M. O’DONNELL
	Name:	Daniel M. O’Donnell
	Title:	President and Chief Executive Officer
(Principal Executive Officer)

Exhibit Index

Exhibit Number	Description

10.1	Agreement for assignment of Domain Name, dated effective December 7, 2010, between the Company and Domain Capital, LLC

10.2	Lease Agreement for Domain Name, dated effective December 7, 2010, between the Company and Domain Capital, LLC

10.3	Exclusive Option to Purchase Domain Name, dated effective December 7, 2010, between the Company and Domain Capital, LLC